UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 9, 2005

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas		75219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2006
Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal Year 2006
Eagle Materials Inc. Concrete and Aggregates Salaried Incentive Compensation Program for Fiscal Year 2006
Republic Paperboard Company Salaried Incentive Compensation Program for Fiscal Year 2006
Operational Excellence Goals for Fiscal Year 2006

Item 1.01. Entry into a Material Definitive Agreement.

      As of June 9, 2005, the Board of Directors of Eagle Materials Inc. a Delaware corporation (the “Company”) ratified and approved the following actions of the Compensation Committee taken on the same day with regard to a certain compensation arrangements with the persons (the “Named Officers”) who are anticipated to be listed in the Summary Compensation Table in the Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders.

Annual Incentive Compensation for Fiscal 2006

      The Compensation Committee approved and recommended for Board approval the Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal 2006 (the “Eagle Plan”). A copy of the Eagle Plan is attached to this Report as Exhibit 10.1. Under the terms of the Eagle Plan, a pool of 1.2% of the Company’s operating earnings for fiscal 2006 is available to pay annual bonuses to participating officers, subject to reduction based on individual performance in fiscal 2006. The Compensation Committee also determined the applicable percentage of the bonus pool available for payment of the annual bonus to Mr. Rowley (40%), and approved and recommended for Board approval the percentage of the bonus pool available to pay the annual bonus for the other Named Officers participating in the Eagle Plan (Mr. Zunker – 20% and Mr. Graass – 14%).

      The remaining Named Officers (Mr. Essl and Mr. Dutton) participate in subsidiary incentive compensation plans pursuant to which a percentage of the operating earnings of the applicable subsidiary (or group of subsidiaries) is available for payment of bonuses to the participating employees. Mr. Essl participates in the Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal 2006 (a copy which is attached to this Report as Exhibit 10.2) and the Eagle Materials Inc. Concrete and Aggregates Companies Salaried Incentive Compensation Program for Fiscal 2006 (a copy of which is attached to this Report as Exhibit 10.3). In the plans in which Mr. Essl participates, the Compensation Committee approved the percentage of operating earnings of each of the Company’s cement, concrete and aggregates subsidiaries for fiscal 2006 which is available for payment of bonuses to participating employees (2.25%) and the percentage of such bonus pool available for payment to Mr. Essl at the end of fiscal 2006 (22%), subject to reduction based on Mr. Essl’s individual performance. Mr. Dutton participates in the Republic Paperboard Company Salaried Incentive Compensation Program for Fiscal 2006 (a copy which is attached to this Report as Exhibit 10.4). In the case of Mr. Dutton, the Compensation Committee approved the percentage of Republic Paperboard’s operating earnings available for payment of annual bonuses to participating Republic Paperboard employees (2.25%) and the percentage of such bonus pool available for payment to Mr. Dutton at the end of fiscal 2006 (33%), subject to reduction based on Mr. Dutton’s individual performance.

Stock Option and Restricted Stock Unit Grants

      The Compensation Committee also made stock option and restricted stock unit grants to the Named Officers under the Eagle Materials Inc.’s Incentive Plan covering the following number of shares of the Company’s Class B Common Stock.

	Stock Options	RSUs
Mr. Rowley	22,000	6,234
Mr. Essl	7,000	1,984
Mr. Zunker	5,000	1,418
Mr. Dutton	5,000	1,418
Mr. Graass	5,000	1,418

      The vesting of these stock options and RSUs is subject to the Company’s achievement of certain earnings, operational excellence and balance sheet management goals. In particular, 45% of the stock options and RSUs vest based on the Company’s three year average earnings before interest and taxes measured at the end of each of fiscal 2006, 2007 and 2008. Such options or RSUs may vest in whole or in part at the end of any of these fiscal years, but shall be forfeited if not vested at the end of fiscal 2008. In addition, 45% of the stock options and RSUs vest based on certain operational excellence criteria achieved during fiscal 2006. A copy of these operational excellence goals is attached to this Report as Exhibit 10.5. Any such options or RSUs not vested at the end of fiscal 2006 shall be forfeited. Lastly, 10% of the stock options and RSUs vest based on the Company’s achievement of certain balance sheet management goals during fiscal 2006. Any portion of such stock options or RSUs not vested at the end of fiscal 2006 shall be forfeited. Once vested, the stock options become exercisable and the RSUs become payable 1/3 immediately and 1/3 on each of the first and second anniversary of vesting.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2006
10.2	Eagle Materials Inc. Cement Companies Salaried Incentive Compensation Program for Fiscal Year 2006
10.3	Eagle Materials Inc. Concrete and Aggregates Companies Salaried Incentive Compensation Program for Fiscal Year 2006
10.4	Republic Paperboard Company Salaried Incentive Compensation Program Fiscal Year 2006
10.5	Operational Excellence Goals for Fiscal Year 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President–Finance and Treasurer

Date: June 15, 2005